Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES SECOND QUARTER 2010 RESULTS

HIGHLIGHTS

•                 Diluted FFO per share of $0.55 and diluted EPS of $0.27

•                  Year-over-year three and six-month adjusted NOI same property performance increased by 5.9% and 4.8%, respectively

•                  Acquisitions and capital investments of $136 million during the second quarter; additionally, in July 2010 we acquired a life science facility and two medical office buildings for $48 million

•                  Completed $512 million public offering of common stock

LONG BEACH, CA, August 3, 2010 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2010 as follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2010		Three Months Ended June 30, 2009
	Amount	Per Share	Amount	Per Share
Funds from operations (“FFO”) (1)	$161,875	$0.55	$146,094	$0.55
Impairments	—	—	5,906	0.02
FFO before giving effect to impairments	$161,875	$0.55	$152,000	$0.57

Net income applicable to common shares (2)	$79,465	$0.27	$91,784	$0.35

(1)     The quarter ended June 30, 2009 includes income of $6.0 million, or $0.02 per diluted share, resulting from an adjustment to the cost allocation of certain assets acquired in 2006.

(2)     Including the items impacting FFO discussed above, the quarter ended June 30, 2009 includes gain on sales of real estate of $30.5 million, or $0.12 per diluted share.

INVESTMENTS

During the quarter ended June 30, 2010, we made investments of $136 million, which included the following:

•                  On June 1, 2010, we acquired four senior housing facilities for $102 million. These facilities are leased to Emeritus Corporation under a master lease agreement that has an initial term of 10 years and two 10-year renewal options.

•                  Funded $34 million for construction and other capital projects, primarily in our life science segment.

Subsequently on July 26, 2010, we acquired a life science facility and two medical office buildings for approximately $48 million, including DownREIT units valued at $9 million and assumed debt of $5 million. The life science facility represents 85,000 rentable square feet and is occupied by a single tenant under a 15-year triple-net lease. The medical office buildings aggregate 103,000 rentable square feet and are currently 95% occupied.

FINANCINGS

In June 2010, we initiated a public offering, which resulted in the sale of 15.5 million shares of common stock at a price of $33.00 per share for gross proceeds of $512 million. This offering included: (i) the June 2010 public offering of 13.5 million shares for $445.5 million; and (ii) the July 2010 sale of 2.025 million shares, for $66.8 million, as a result of the underwriters exercising the over-allotment option from the June 2010 public offering. We received total net proceeds of $492 million from these sales, which were used to repay the outstanding indebtedness under our revolving line of credit, fund acquisitions and capital expenditures, repay mortgage debt and fund other general corporate purposes.

DIVIDEND

On July 29, 2010, we announced that our Board of Directors declared a quarterly cash dividend on our common stock of $0.465 per share. The dividend will be paid on August 24, 2010 to stockholders of record as of the close of business on August 9, 2010.

OUTLOOK

For the full year 2010, we expect FFO applicable to common shares to range between $2.10 and $2.16 per diluted share, before giving effect to impairment recoveries; FFO applicable to common shares to range between $2.14 and $2.20 per diluted share; and net income applicable to common shares to range between $1.05 and $1.11 per diluted share. These estimates do not include possible future gains or losses, the impact on operating results from possible future acquisitions or dispositions, or possible future impairments or recoveries.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 3, 2010 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2010. The conference call is accessible by dialing (800) 510-9834 (U.S.) or (617) 614-3669 (International). The participant passcode is 20761941. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on August 3, 2010 through August 17, 2010 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 51592244. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of June 30, 2010, the Company’s portfolio of investments, including properties owned by its Investment Management Platform, consisted of: (i) interests in 677 facilities among the following segments: 258 senior housing, 100 life science, 250 medical office, 21 hospital and 48 skilled nursing; and (ii) $1.9 billion of mezzanine and other secured loans. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to impairment recoveries, and gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full year of 2010. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Thomas M. Herzog

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$8,087,909	$7,802,979
Development costs and construction in progress	124,573	272,542
Land	1,557,168	1,544,004
Accumulated depreciation and amortization	(1,147,237)	(1,047,641)
Net real estate	8,622,413	8,571,884

Net investment in direct financing leases	604,382	600,077
Loans receivable, net	1,707,609	1,672,938
Investments in and advances to unconsolidated joint ventures	265,436	267,978
Accounts receivable, net of allowance of $8,239 and $10,772, respectively	37,050	43,726
Cash and cash equivalents	96,260	112,259
Restricted cash	39,817	33,000
Intangible assets, net	356,387	389,698
Real estate held for sale, net	—	13,461
Other assets, net	515,289	504,714

Total assets	$12,244,643	$12,209,735

Liabilities and equity
Bank line of credit	$—	$—
Term loan	—	200,000
Senior unsecured notes	3,524,022	3,521,325
Mortgage and other secured debt	1,751,520	1,834,935
Other debt	94,956	99,883
Intangible liabilities, net	186,152	200,260
Accounts payable and accrued liabilities	312,775	309,596
Deferred revenue	81,898	85,127
Total liabilities	5,951,323	6,251,126

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 308,038,877 and 293,548,162 shares issued and outstanding, respectively	308,039	293,548
Additional paid-in capital	6,157,609	5,719,400
Cumulative dividends in excess of earnings	(634,066)	(515,450)
Accumulated other comprehensive loss	(4,552)	(2,134)
Total stockholders’ equity	6,112,203	5,780,537

Joint venture partners	14,995	7,529
Non-managing member unitholders	166,122	170,543
Total noncontrolling interests	181,117	178,072

Total equity	6,293,320	5,958,609

Total liabilities and equity	$12,244,643	$12,209,735

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues:
Rental and related revenues	$231,458	$229,822	$456,797	$442,048
Tenant recoveries	22,120	21,010	43,906	44,660
Income from direct financing leases	11,995	13,204	24,210	26,129
Interest income	36,156	27,084	71,422	53,855
Investment management fee income	1,290	1,369	2,598	2,807
Total revenues	303,019	292,489	598,933	569,499

Costs and expenses:
Depreciation and amortization	77,912	79,293	156,059	159,516
Interest expense	72,747	75,340	148,703	152,014
Operating	45,451	45,685	91,568	93,638
General and administrative	20,526	20,232	45,450	38,763
Impairments (recoveries)	—	5,781	(11,900)	5,781
Total costs and expenses	216,636	226,331	429,880	449,712

Other income (expense), net	224	1,648	580	(790)

Income before income taxes and equity income from unconsolidated joint ventures	86,607	67,806	169,633	118,997
Income taxes	(577)	(840)	(964)	(1,727)
Equity income from unconsolidated joint ventures	2,486	1,127	3,869	665
Income from continuing operations	88,516	68,093	172,538	117,935

Discontinued operations:
Income before impairment s and gain on sales of real estate, net of income taxes	14	2,670	93	4,180
Impairments	—	(125)	—	(125)
Gain on sales of real estate, net of income taxes	65	30,540	65	31,897
Total discontinued operations	79	33,085	158	35,952

Net income	88,595	101,178	172,696	153,887
Noncontrolling interests’ share in earnings	(3,494)	(3,719)	(6,559)	(7,545)
Net income attributable to HCP, Inc.	85,101	97,459	166,137	146,342
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)
Participating securities’ share in earnings	(353)	(392)	(1,270)	(707)

Net income applicable to common shares	$79,465	$91,784	$154,301	$135,069

Basic earnings per common share:
Continuing operations	$0.27	$0.22	$0.52	$0.38
Discontinued operations	—	0.13	—	0.14
Net income applicable to common shares	$0.27	$0.35	$0.52	$0.52

Diluted earnings per common share:
Continuing operations	$0.27	$0.22	$0.52	$0.38
Discontinued operations	—	0.13	—	0.14
Net income applicable to common shares	$0.27	$0.35	$0.52	$0.52

Weighted average shares used to calculate earnings per common share:
Basic	294,880	265,422	294,056	259,412

Diluted	296,037	265,542	295,067	259,516

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$172,696	$153,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	156,059	159,516
Discontinued operations	824	711
Amortization of above and below market lease intangibles, net	(3,708)	(10,980)
Stock-based compensation	7,688	7,537
Amortization of debt premiums, discounts and issuance costs, net	5,304	4,313
Straight-line rents	(21,695)	(25,759)
Interest accretion	(30,742)	(11,567)
Deferred rental revenue	(2,022)	7,890
Equity income from unconsolidated joint ventures	(3,869)	(665)
Distributions of earnings from unconsolidated joint ventures	3,648	2,589
Gain on sales of real estate	(65)	(31,897)
Marketable securities gains, net	(35)	(293)
Derivative losses, net	723	154
Impairments (recoveries)	(11,900)	5,906
Changes in:
Accounts receivable	4,456	4,676
Other assets	1,375	(6,452)
Accounts payable and accrued liabilities	(2,640)	(9,469)
Net cash provided by operating activities	276,097	250,097
Cash flows from investing activities:
Acquisitions and development of real estate	(157,176)	(39,319)
Lease commissions and tenant and capital improvements	(16,545)	(18,826)
Proceeds from sales of real estate, net	—	52,281
Contributions to unconsolidated joint ventures	(264)	—
Distributions in excess of earnings from unconsolidated joint ventures	1,723	4,428
Proceeds from the sale of securities	242	4,800
Principal repayments on loans receivable and direct financing leases	25,586	4,727
Investments in loans receivable	(8,081)	(16)
(Increase) decrease in restricted cash	(6,817)	2,727
Net cash provided by (used in) investing activities	(161,332)	10,802
Cash flows from financing activities:
Net repayments under bank line of credit facility	—	(50,000)
Repayment of term loan	(200,000)	(320,000)
Repayments of mortgage debt	(87,720)	(51,060)
Repurchase of senior unsecured notes	—	(7,735)
Net proceeds from the issuance of common stock and exercise of options	440,589	421,453
Dividends paid on common and preferred stock	(284,753)	(244,698)
Sale of noncontrolling interest	8,395	—
Purchase of noncontrolling interests	—	(9,097)
Distributions to noncontrolling interests	(7,275)	(7,840)
Net cash used in financing activities	(130,764)	(268,977)
Net decrease in cash and cash equivalents	(15,999)	(8,078)
Cash and cash equivalents, beginning of period	112,259	57,562
Cash and cash equivalents, end of period	$96,260	$49,484

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net income applicable to common shares	$79,465	$91,784	$154,301	$135,069
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,912	79,293	156,059	159,516
Discontinued operations	—	336	824	711
Gain on sales of real estate	(65)	(30,540)	(65)	(31,897)
Equity income from unconsolidated joint ventures	(2,486)	(1,127)	(3,869)	(665)
FFO from unconsolidated joint ventures	7,636	6,940	14,496	12,571
Noncontrolling interests’ and participating securities’ share in earnings	3,847	4,111	7,829	8,252
Noncontrolling interests’ and participating securities’ share in FFO	(4,434)	(4,703)	(9,023)	(9,497)
FFO applicable to common shares (1)	$161,875	$146,094	$320,552	$274,060

Distributions on convertible units	1,637	2,941	3,244	4,561

Diluted FFO applicable to common shares (1)	$163,512	$149,035	$323,796	$278,621

Basic FFO per common share (1)	$0.55	$0.55	$1.09	$1.06

Diluted FFO per common share (1)	$0.55	$0.55	$1.08	$1.05

Weighted average shares used to calculate diluted FFO per common share	299,474	271,457	298,525	264,243

Impairments (recoveries)	$—	$5,906	$(11,900)	$5,906

Per common share impact of impairments (recoveries) on diluted FFO	$—	$0.02	$(0.04)	$0.03

Diluted FFO per common share, before giving effect to impairments (recoveries)	$0.55	$0.57	$1.04	$1.08

(1)    The Company believes funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

HCP, Inc.

Net Operating Income and Same Property Performance Information (1) (2)

Dollars in thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income	$88,595	$101,178	$172,696	$153,887
Interest income	(36,156)	(27,084)	(71,422)	(53,855)
Investment management fee income	(1,290)	(1,369)	(2,598)	(2,807)
Depreciation and amortization	77,912	79,293	156,059	159,516
Interest expense	72,747	75,340	148,703	152,014
General and administrative	20,526	20,232	45,450	38,763
Impairments (recoveries)	—	5,781	(11,900)	5,781
Other income (expense), net	(224)	(1,648)	(580)	790
Income taxes	577	840	964	1,727
Equity income from unconsolidated joint ventures	(2,486)	(1,127)	(3,869)	(665)
Total discontinued operations, net of income taxes	(79)	(33,085)	(158)	(35,952)
NOI (1)	$220,122	$218,351	$433,345	$419,199
Straight-line rents	(8,419)	(14,337)	(21,695)	(25,759)
Interest accretion – direct financing leases (“DFLs”)	(1,850)	(1,994)	(3,663)	(3,949)
Amortization of above and below market lease intangibles, net	(1,804)	(8,320)	(3,708)	(10,980)
Lease termination fees	(1,589)	(1,286)	(3,573)	(1,347)
NOI adjustments related to discontinued operations	—	540	—	530
Adjusted NOI (1)	$206,460	$192,954	$400,706	$377,694
Non-SPP adjusted NOI (1) (2)	(11,737)	(9,109)	(23,419)	(17,819)
Same property portfolio adjusted NOI (1) (2)	$194,723	$183,845	$377,287	$359,875
Adjusted NOI % change — SPP	5.9%		4.8%

(1)    The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of real estate properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income (expense), net, income tax expense (benefit), equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”

(2)    Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its same property portfolio (“SPP”) as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations (1)

(Unaudited)

	2010
	Low	High

Diluted earnings per common share	$1.05	$1.11
Gain on sales of real estate	—	—
Real estate depreciation and amortization	1.03	1.03
Joint venture adjustments	0.06	0.06
Diluted FFO per common share	2.14	2.20
Impairment recoveries	(0.04)	(0.04)
Diluted FFO per common share, before giving effect to impairment recoveries	$2.10	$2.16

(1)    Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. As defined by NAREIT, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.